                                                                   Exhibit 3.130

                        FIRST RESTATED AND AMENDED BYLAWS

                                       OF

                         INTELLIGENCE DATA SYSTEMS, INC.

     The First Restated and Amended Bylaws, adopted by unanimous written consent of the Board of Directors the 21st day of August 2003, and which supersede any and all preceding Bylaws of this Corporation, are as follows:

                               ARTICLE I: OFFICES

     SECTION 1. Principal Office. The principal office shall be located in the
Commonwealth of Virginia.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places both inside and outside the Commonwealth of Virginia as the shareholders may from time to time determine or the business of the Corporation may require.

                      ARTICLE II: MEETING OF SHAREHOLDERS

     SECTION 1. Place of Meeting. All meetings of the shareholders shall be held at such place inside or outside the state as may be from time to time fixed or determined by the Board of Directors. One or more shareholders may attend by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.

     SECTION 2. Annual Meeting. An annual meeting of the shareholders shall be held within five (5) months after the close of the fiscal year of the
Corporation at such time as shall be set by the Board of Directors. The shareholders shall conduct such business as may be properly brought before the meeting, receive the President's annual report, and elect the Board of
Directors.

     SECTION 3. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the Chairman of the Board of
Directors, Chief Executive Officer, President, or Board of Directors, and shall be called by the Secretary at the written request of the holders of a majority of the shares then outstanding and entitled to vote on any issue proposed to be considered. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders. If the Secretary shall neglect to issue such a call within five (5) days of the request to do so, the person or persons making the request may issue the call themselves.

     SECTION 4. Notice. A written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business to be conducted at the meeting, shall be served to each registered shareholder entitled to vote thereat. Such notice shall be given not less than ten (10) or more than sixty (60) days before the meeting, except that notice of a

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shareholder's meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business, or the dissolution of the Corporation shall be given not less than twenty-five (25) or more than sixty (60) days before the meeting.
Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If the meeting is for one or more amendments to the Articles of Incorporation, the notice shall also contain or be accompanied by a copy of any such amendments. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Virginia Stock Corporation Act, or would result in the removal of a director, the notice of such meeting shall include a statement of that purpose and to that effect.

     SECTION 5. Purpose of Special Shareholder Meetings. Business transacted at all special meetings of the shareholders shall be limited to the purposes stated
in the notice, except that such other business as may come before the meeting may be transacted if all the shareholders of the Corporation sign a waiver of notice and consent to the transaction of any business which may come before the meeting.

     SECTION 6. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, unless otherwise provided by statute, or by the
Articles of Incorporation, or by these Bylaws, with provision that such provision may not be modified by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present and represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 7. Record Date for All Purposes; Shareholder Lists. The Board of
Directors of the Corporation may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date shall not be more than seventy (70) days, nor less than eleven (11) days prior to the date on which the shareholders meeting is to be held or the particular action which is to be taken. The Secretary shall prepare and make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, stating the address and number of shares held by each shareholder, which list shall be subject to the inspection of any shareholder at any time during usual business hours. Any such list shall also be available for inspection at the time and place of the meeting by any shareholder.

     SECTION 8. Voting. In each case where the Virginia Stock Corporation Act of the Code of Virginia, as hereafter amended from time to time, requires approval of a particular action by the holders of more than a majority of shares entitled to be cast for a particular action, the required consent shall be lowered to an affirmative vote of a majority of all votes cast by the class of shares entitled to vote on the matter at a meeting at which a quorum of such class is present.
This provision reduces the more than majority requirement for (but not limited
to) each of the

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following corporate actions; amendment of the Articles of Incorporation, consolidation, merger, share exchange, sale of assets other than in the regular course of business, and dissolution. All other decisions (excluding the election of directors) shall be approved by the affirmative vote of a majority of all votes cast by the class of shares entitled to vote on the matter at a meeting at which a quorum of such class is present. All elections shall be decided as follows: (i) in the case of two nominees for a single office, the nominee receiving a majority of the votes cast at a duly authorized and held meeting will be elected, and (ii) in the case of more than two nominees for a single office, the nominee receiving the highest number of votes (a plurality of votes cast) at a duly authorized and held meeting will be elected.

     SECTION 9. One Share, One Vote; Proxies. A shareholder entitled to vote at a meeting may vote in person or by proxy. Every shareholder shall be entitled to one vote for each share standing in his or her name on the Stock Transfer Ledger as entitles the owner thereof to vote. The shares that entitle the owner thereof to vote are designated in the Articles of Incorporation, as amended from time to time. In elections for directors, every shareholder holding shares entitled to vote shall vote the shares owned of record by him or her for a person to fill each of the offices to be filled. Voting by shareholders is non-cumulative in nature.

     Every proxy must be dated and signed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the day of its execution, unless otherwise provided for therein. Every proxy is deemed revocable at the pleasure of the shareholder executing it, except where law permits an irrevocable proxy, and the proxy affirmatively states that it is to be irrevocable.

     SECTION 10. Written Consent in Lieu of Meeting.

         (a) Provided that this Corporation is not a public corporation at the time an action is taken, any action required or permitted by the Virginia Stock
Corporation Act of the Code of Virginia, as amended, to be approved of by the shareholders may be approved without a meeting and without prior notice, if the action is taken by shareholders who would be entitled to vote at a meeting of holders of outstanding shares having voting power to cast not less than the minimum number (or numbers, in case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted. The minutes of any written consent describing the action taken may be signed in several counterparts so long as the required vote for such consent is otherwise complied with.

         (b) If action is taken by written unanimous consent by less than all of the shareholders entitled to vote on the action, the Corporation shall give to all shareholders entitled to vote written notice of the proposed action not less than five days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required to be sent to shareholders in a notice of meeting at which the action would have been submitted to the shareholders for action.

                             ARTICLE III: DIRECTORS

     SECTION 1. Number and Election of Directors; Tenure. The business and property of the Corporation, except as otherwise provided by statute, or by the
Articles of Incorporation, or by

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these Bylaws, shall be conducted and managed by its Board of Directors, which shall be one (1), or such other number but not more than seven (7), as may be designated from time to time by resolution of the shareholders entitled to elect directors. The members of the Board of Directors shall be voted on and elected separately at the annual meeting of shareholders according to the provisions of
ARTICLE II, SECTIONS 8 AND 9. Each director elected at any annual meeting shall hold office until his or her successor is elected and qualifies or until he or she shall die or resign or shall have been removed. The Board of Directors shall keep minutes of its meetings and a full account of its transactions.

     SECTION 2. Written Unanimous Consent in Lieu of Meeting. Whenever by a
provision of statute, or of the Articles of Incorporation, or by these Bylaws, the vote of Board of Directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of
Board of Directors may be dispensed with, if all the directors shall consent in writing to such corporate actions being taken and such consents are filed with the records of Board of Director's meetings. Such unanimous written consent of the Board of Directors may be executed in more than one counterpart.

     SECTION 3. Removal or Resignation of Directors. Any director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and entitled to be cast for the election of directors. Any director may resign his or her office at any time, such resignation to be made in writing and delivered to the Chairman of the Board of Directors, Chief Executive Officer, President, Board of Directors
or Secretary of the Corporation and unless otherwise specified in such notice shall take effect immediately upon tender thereof to the Corporation.

     SECTION 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors (by not more than two in the number of directors) shall be filled by a majority of the remaining number of the Board of Directors, though less than a quorum. Each person so elected shall be a director until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior to the next scheduled annual meeting.

     SECTION 5. Management of Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the
Corporation and do all such lawful acts and things as are not by statute, or by the Articles of Incorporation, or by these Bylaws, directed or required to be exercised and done by the shareholders. The Board of Directors shall have the authority to review and modify, amend, revise or overrule any action effected by any officer.

     SECTION 6. Conduct of Meetings. The Board of Directors of the Corporation
may hold meetings, both regular and special, either inside or outside the
Commonwealth of Virginia. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

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     SECTION 7. Regular Meetings. A regular annual meeting of the Board of
Directors shall be held without notice other than this Bylaw immediately after the adjournment of the annual meeting of the shareholders and in the same place as the annual meeting of the shareholders.

     SECTION 8. Special Meetings. The Chairman of the Board of Directors, the
Chief Executive Officer or the President may call special meetings of the Board.
Special meetings of the Board may also be called by the President or Secretary on the written request of two (2) directors delivered to them. If the President and/or Secretary shall fail to call a meeting pursuant to a proper request within five (5) days of the request to do so, then the directors making the request may give notice of the meeting themselves. At least two (2) days notice of the date, time, and place of the meeting must precede any special meeting of the Board of Directors. Any notice does not need to specify the purposes of the meeting or the business to be transacted. No notice need be given to any director who attends the meeting and who does not protest the lack of notice prior to the meeting or at the commencement of the meeting.

     SECTION 9. Quorum. At all meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of
Directors, unless otherwise specifically provided for by statute or by the
Articles of Incorporation, with provision that such voting requirements may not be modified by these Bylaws. If a quorum shall not be present at any meeting of
Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation and any other person appointed by the Board. The Board may designate one (1) or more directors or other persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution or in these Bylaws, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent allowed under Section 13.1-689 of the Code of Virginia. Notice and procedure of committee meetings and business affairs shall be the same as provided for hereunder for the Board of Directors, as applicable, and under state law. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the Board when required.

     SECTION 11. Salary. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting or a stated salary for services as a director. No such payments shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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     SECTION 12. Assent to Action. A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the
Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13. Interested Transactions. No contract or other transaction between this Corporation and any other corporation and no act of this
Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation has a direct or indirect personal interest in the transaction as provided for in Section 13.1-691 of the Code of Virginia, provided that one of the following is true:

         (a) The material facts of the transaction and the director's interest are disclosed or known to the Board of Directors (or a committee of the Board)
and the Board of Directors (or a committee of the Board) authorize, approve, or ratify the transaction. Said authorization, approval or ratification must be by the affirmative vote of a majority of the members of the Board of Directors or any committee, who have no direct or indirect personal interest in the transaction. Notwithstanding the foregoing to the contrary, a single director cannot approve of any such transaction under any circumstance even if such director constitutes a majority of the disinterested directors. If a majority of disinterested directors vote to authorize such contract or transaction, such majority of disinterested directors shall constitute a quorum of the Board of
Directors for the purpose set forth in this SECTION 13.

         (b) The material facts of the transaction and the director's interest are disclosed or known to the shareholders entitled to vote and such shareholders authorize, approve or ratify the transaction. The affirmative vote of the holders of a majority of the voting shares is necessary to authorize, approve or ratify the conflict of interest transaction. Shares owned by an interested director or shares owned by an entity in which an interested director has a material financial interest or serves as a general partner cannot be counted. A majority of the shares, whether or not present at a meeting of shareholders and which are owned by the disinterested shareholders, constitute a quorum for purposes of this SECTION 13(b).

         (c) The transaction is fair and reasonable to this Corporation.

                              ARTICLE IV: OFFICERS

     SECTION 1. Required Officers. The officers of the Corporation shall consist of one or more officers as the Board of Directors may from time to time deem advisable. The same person may hold two or more offices, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     SECTION 2. Election of Officers. The directors, at each annual meeting of the Board of Directors, shall elect the officers.

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     SECTION 3. Salaries. The Board of Directors shall fix the salary of the highest ranking officer of the Corporation. Salaries to be paid other officers and employees of the Corporation shall be fixed at the discretion of said highest ranking officer or any other authorized officer or person; provided, however, the salaries of all officers and employees of the Corporation are subject to review and adjustment by the Board of Directors at any time.

     SECTION 4. Term of Office; Removal and Vacancies. The officers of the
Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the directors; provided, however, in no event will such removal affect the terms of any existing employment contract or other agreement for compensation under which a removed officer may have been employed. Any officer may resign at any time by giving written notice of such resignation to the Chairman of the Board of
Directors, Chief Executive Officer, President or Secretary of the Corporation.
Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Chairman of the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors shall fill any vacancy occurring in any office of the Corporation.

     SECTION 5. Shares of Other Corporations. Whenever the Corporation is the
holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chief
Executive Officer, President, any Vice President, or such other person as the
Board of Directors may authorize.

                                    PRESIDENT

     SECTION 6.

         (a) The President shall be the Chief Executive Officer of the
Corporation (unless the Board of Directors appoints a separate Chief Executive
Officer), shall preside at all meetings of the Board of Directors and shareholders (unless the Board of Directors appoint a Chairman of the Board of
Directors in which case said Chairman of the Board of Directors shall preside), shall have day-to-day general and active management powers over the business of the Corporation, and shall see that all orders and resolutions of the shareholders and Board of Directors are carried into effect. In the event that the Board of Directors appoints a separate Chief Executive Officer, then the
President's authority as specified in these Bylaws shall be under the supervision of the Chief Executive Officer.

         (b) The President shall have authority to sign and execute in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments; he or she shall annually prepare a full and true statement of the affairs of the Corporation including a Balance Sheet and Operating Statement which shall be submitted at the annual meeting of the stockholders, and shall be filed within twenty (20) days thereafter at the principal office of the
Corporation.

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                                 VICE PRESIDENTS

     Section 7. The Vice President (if one is appointed), or if there shall be more than one, the Vice Presidents, in the order determined by the Board of
Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                       SECRETARY AND ASSISTANT SECRETARIES

     SECTION 8.

         (a) The Secretary (if one is appointed) shall ensure that minutes of all director, committee and shareholder meetings are recorded in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Board of Directors and shareholders, and shall perform such other duties as may be prescribed by the Board of Directors. He or she shall keep in safe custody the records and the seal of the Corporation and when authorized by the Board of Directors, affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

         (b) The Secretary may sign, with the President, or a Vice President, certificates of stock and other instruments and/or deeds of conveyance of the
Corporation; and, in general, shall perform all duties ordinarily incident to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors, or by the
President, subject to the control of the Board of Directors.

     Section 9. The Assistant Secretary (if one is appointed), and if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                       TREASURER AND ASSISTANT TREASURERS

     SECTION 10.

         (a) The Treasurer (if one is appointed) shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of
Directors.

         (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so require, an account of all his or her transactions as Treasurer and of the financial condition of the
Corporation.

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         (c) If required by the Board of Directors, the Treasurer shall give the
Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         (d) The Treasurer may sign, with the President or a Vice President, certificates of stock and other instruments and/or deeds of conveyance of the
Corporation; and, in general, shall perform all the duties ordinarily incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to the Treasurer by the Board of Directors or by the President.

     Section 11. The Assistant Treasurer (if one is appointed), or if there shall be more than one, the Assistant Treasurers, in the order determined by the shareholders, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties, and have such other powers as the Board of Directors may from time to time prescribe.

                         ARTICLE V: SHARE CERTIFICATES

     SECTION 1.

         (a) Share Certificates. Each shareholder shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him or her. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors in conformity with
Section 13.1-647 of the Virginia Stock Corporation Act, and shall be numbered and registered in the order issued. They shall at a minimum bear the name of the
Corporation and that it is a Virginia Corporation, the holder's name, the number and class of shares and the designation, if any, of the series the certificate represents, and the existence of any share transfer restrictions, including that a copy of any applicable restrictions will be furnished upon request. Each certificate shall be signed by (i) the Chairman of the Board, the President, or a Vice President, and (ii) the Secretary, Treasurer, any Assistant Secretary, or
any Assistant Treasurer, and may bear the corporate seal.

         (b) Procedure for Transfer. Shares of stock shall be transferable only on the books of the Corporation by the Secretary of the Corporation, and on
surrender of the certificate or certificates duly endorsed, and upon proper verification that the procedures dealing with any applicable restrictions on the transfer of corporate stock have been fully complied with or do not apply. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed and accompanied with proper evidence of succession, assignment, and compliance with any applicable restrictions on transfer of corporate stock, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         (c) Consideration for Shares. The Board of Directors may issue shares of stock for consideration consisting of cash, any tangible or intangible property or labor of services

                                      -9-

actually performed for the Corporation. An obligation for future payment or future services of an officer, director or employee of the Corporation may constitute payment for stock if, in the judgment of the Board, the plan, agreement or transaction providing for the purchase of stock reasonably may be expected to benefit the Corporation.

     SECTION 2. Lost or Destroyed Certificates. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond, or other indemnification, in such sum as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                         ARTICLE VI: GENERAL PROVISIONS

                    INDEMNIFICATION; LIMITATION OF LIABILITY

     Section 1. The authority of the Corporation to indemnify a director or officer and any limitation of liability shall be as specified in the Articles of
Incorporation, as amended.

                                    DIVIDENDS

     Section 2. The Board of Directors at any regular or special meeting, held pursuant to law if any, may declare dividends upon the shares of any class of the Corporation, subject to the provisions of the Articles of Incorporation.
Dividends may be paid in cash, in property, or in corporate shares, subject to the provisions of the Articles of Incorporation.

     Section 3. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the
Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the
Corporation, and the Board of Directors may modify or abolish any such reserve the manner in which it was created.

                                   FISCAL YEAR

     Section 4. The fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall end on the last day of December of each calendar year.

                                      SEAL

     Section 5. The seal of the Corporation shall be the same as the impression affixed below.

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                               BILLS, NOTES, ETC.

     Section 6. All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the
Corporation, and shall be signed by the President of the Corporation or such other officers as the Board of Directors from time to time by resolution direct.

     No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the
Corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

                                   AMENDMENTS

     SECTION 7.

         (a) By Shareholders. These Bylaws may be altered, amended, repealed, or added to by the shareholders entitled to vote at any annual meeting or at a special meeting called for that purpose in accordance with ARTICLE II.

         (b) By Directors. The Board of Directors shall also have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation;
provided, however, that the shareholders entitled to vote with respect thereto as in ARTICLE VI, SECTION 7(a) above may alter, amend or repeal Bylaws made by the Board of Directors. Notwithstanding the foregoing, the Board of Directors shall have no power to change the quorum for meetings of shareholders or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any Bylaws regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Bylaws so adopted, amended or repealed, together with a concise statement of the changes made.

                 MANNER OF PROVIDING NOTICE AND WAIVER OF NOTICE

     SECTION 8.

         (a) Manner of Providing Notice.

             (1) Any notice of an annual or special meeting of the shareholders shall be considered given or made to a shareholder when it is personally delivered to the shareholder, left at the shareholder's residence of usual place of business, mailed to the stockholder at the stockholder's address as it appears on the records of the Corporation, or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means, pursuant to Section 13.1-610 of the Code of Virginia.

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             (2) Any notice of a special meeting of the Board of Directors shall be considered given or made as follows: where sent by hand or courier, upon receipt unless delivery is refused in which case on the date of refusal; where sent by U.S. Mail, first class postage pre-paid, on the fifth day following the date of posting; or where given by facsimile or electronic mail (subject to confirmation being sent by first class postage pre-paid and to retention by the sending party of confirmation of successful transmission), four hours after the time of successful transmission. Except in the event that notice is actually received, no notice shall be effective unless it is sent to the street or postal address, facsimile number or electronic mail address as it appears on the
Corporation's records, unless the director to receive such notice has notified the Corporation of a change in and a replacement address or facsimile number in accordance with the foregoing procedures and such notice is sent to the replacement address or number in accordance with the foregoing procedures.

         (b) Waiver of Notice. Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting of the Corporation, such meeting may be held without the giving of such notice, provided every shareholder or director entitled to such notice waives in writing the requirements of these Bylaws or the statute in respect thereto. Such written waiver may be executed in one or more counterparts so long as the requirements for unanimous voting have been complied with.

     The undersigned certifies that the foregoing Bylaws have been adopted as the First Restated and Amended Bylaws of the Corporation, in accordance with the requirements of the Corporation Law of the Commonwealth of Virginia.

DATED: 8/21/03                          /s/ Michael Canney
       ----------------------------     ---------------------------------
                                        Michael Canney
                                        Director

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